Exhibit 99.1

FOR IMMEDIATE RELEASE

PRA Health Sciences, Inc. Reports Third Quarter 2015 Results and Provides Updated 2015 Guidance

•                  $345.1 million of service revenue in the third quarter; 12% constant currency growth compared to the third quarter of 2014

•                  $66.6 million of Adjusted EBITDA in the third quarter; 42% growth compared to the third quarter of 2014

•                  Third quarter Adjusted Net Income per share increased 53% to $0.52 per share and Adjusted Net Income increased 134% to $33.2 million compared to the third quarter of 2014

•                  Third quarter GAAP Net Income was $23.7 million or $0.37 per diluted share

•                  Updated Guidance for 2015 diluted Adjusted Net Income per share raised to $1.89-$1.92 from $1.75-$1.85

RALEIGH, N.C., November 2, 2015 — PRA Health Sciences, Inc. (“PRA” or the “Company”) (NASDAQ: PRAH) today reported financial results for the quarter ended September 30, 2015.

For the three months ended September 30, 2015, service revenue was $345.1 million, which represents growth of approximately 8%, or $25.0 million, compared to the third quarter of 2014 at actual foreign exchange rates. On a constant currency basis, service revenue grew $36.7 million, an increase of 12% compared to the third quarter of 2014.

Net new business for the quarter ended September 30, 2015 was $431.4 million, representing a book-to-bill ratio of 1.25 for the period. This net new business contributed to an ending backlog of $2.3 billion at September 30, 2015.

“We are delighted to have delivered another quarter with strong results on many fronts,” said Colin Shannon, PRA’s Chief Executive Officer. “Our key financial metrics have continued to improve, as evidenced by our new business wins, our revenue growth and our expanding margins.  Our strong financial performance is a reflection of the exceptional service we provide to our customers, and the continued efforts of our employees.  The strength in our results enables us to continue to focus on our key strategic objectives going into 2016, and we look forward to continuing to deliver strong results.”

Third Quarter 2015 Financial Highlights

Direct costs were $212.8 million during the three months ended September 30, 2015 compared to $215.7 million for the third quarter of 2014.  Direct costs were 61.7% of service revenue during the third quarter of 2015 compared to 67.4% of service revenue during the third quarter of 2014. The decrease in direct costs as a percentage of service revenue is primarily related to the favorable impact from foreign currency exchange rate fluctuations and the favorable impact of recording research and development credits, or R&D Credits, in the current period that related to prior years. The R&D Credits are the result of a comprehensive analysis we have been performing across the organization to determine whether expenditures incurred qualify as research and development as defined by the respective jurisdiction.  Adjusting for the impact of the R&D Credits, direct costs were 64.1% of service revenue during the third quarter of 2015 compared to 67.4% of service revenue during the third quarter of 2014.

Selling, general and administrative expenses were $63.1 million during the three months ended September 30, 2015 compared to $63.4 million for the third quarter of 2014. Selling, general and administrative costs were 18.3% of service revenue during the third quarter of 2015 compared to 19.8% of service revenue during the third quarter of 2014. The decrease in selling, general and administrative expenses is primarily related to our continued ability to effectively manage our sales and administrative functions.

Reported EBITDA on a GAAP basis was $69.4 million, representing an increase of 36% compared to the third quarter of 2014. Adjusted EBITDA was $66.6 million for the three months ended September 30, 2015, representing growth of 42% compared to the third quarter of 2014.

Reported GAAP net income was $23.7 million for the three months ended September 30, 2015, or $0.37 per share on a diluted basis.

Adjusted Net Income was $33.2 million for the three months ended September 30, 2015, representing growth of 134% compared to the third quarter of 2014. Adjusted Net Income per share was $0.52 for the three months ended September 30, 2015, an increase of 53% compared to the third quarter of 2014.

Reconciliations of our non-GAAP measures, including Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share, to the corresponding GAAP measures are attached to this press release.

Nine Months Ended September 30, 2015 Financial Highlights

For the nine months ended September 30, 2015, service revenue was $1,013.6 million, which represents growth of 8%, or $70.7 million, as compared to the nine months ended September 30, 2014 at actual foreign exchange rates.  On a constant currency basis, service revenue grew $105.9 million, representing growth of 11% compared to the nine months ended September 30, 2014.

Reported GAAP income from operations was $120.4 million, reported GAAP net income was $53.3 million and reported GAAP diluted net income per share was $0.84 for the nine months ended September 30, 2015.

Adjusted Net Income was $88.7 million for the nine months ended September 30, 2015, an improvement of 141% compared to the same period in 2014. Adjusted Net Income per share was $1.41 for the nine months ended September 30, 2015, up 58% compared to the same period in 2014.

Revised 2015 Guidance

For 2015, the Company is updating its guidance given the continued strength in the underlying business. As a result, the Company is increasing its guidance for service revenue to between $1.365 billion and $1.370 billion from between $1.34 billion and $1.39 billion. The Company is also increasing its guidance for diluted GAAP net income per share to between $1.00 and $1.05 per share, compared to $0.80 to $0.90 per share previously.  In addition, management is increasing its guidance for Adjusted Net Income per share to $1.89 to $1.92 per share compared to previous guidance of $1.75 to $1.85 per share. We are maintaining our estimated effective income tax rate of approximately 30%.  This guidance assumes foreign exchange rates as of October 15, 2015.

Conference Call Details

PRA will host a conference call at 9:00 a.m. ET tomorrow, November 3, to discuss the contents of this release and other relevant topics. To participate, please dial (877) 930-8062 or (253) 336-7647 outside the United States approximately 10 minutes before the scheduled start of the call. The conference ID for the call is 63585117.  The conference call will also be accessible, live via audio broadcast, on the Investors section of the PRA website at www.prahs.com/investors. A replay of the conference call will be available online at www.prahs.com/investors.  In addition, an audio replay will be available for one week and can be accessed by dialing (855) 859-2056 within the United States or (404) 537-3406 outside the United States.  The replay ID is 63585117.

About PRA Health Sciences

PRA (NASDAQ: PRAH) is one of the world’s leading global contract research organizations, or CROs, by revenue, providing outsourced clinical development services to the biotechnology and pharmaceutical industries. PRA’s global clinical development platform includes more than 70 offices across North America, Europe, Asia, Latin America, South Africa, Australia and the Middle East and approximately 11,000 employees worldwide. Since 2000, PRA has performed approximately 2,300 clinical trials worldwide and has worked on more than 100 marketed drugs across several therapeutic areas. In addition, PRA has participated in the pivotal or supportive trials that led to U.S. Food and Drug Administration or international regulatory approval of more than 50 drugs.

PRA has therapeutic expertise in areas that are among the largest in pharmaceutical development, including oncology, central nervous system, inflammation and infectious diseases. PRA believes that it provides its clients with one of the most flexible clinical development service offerings, which includes both traditional, project-based Phase I through Phase IV services, as well as embedded and functional outsourcing services. The Company has invested in medical informatics and clinical technologies designed to enhance efficiencies, improve study predictability and provide better transparency to clients throughout their clinical development processes. To learn more about PRA, please visit www.prahs.com.

Internet Posting of Information: The Company routinely posts information that may be important to investors in the ‘Investors’ section of the Company’s website at www.prahs.com. The Company encourages investors and potential investors to consult the Company’s website regularly for important information about the Company.

Contacts:

Linda Baddour

Chief Financial Officer

Mike Bonello

Corporate Controller

919.786.8270

InvestorRelations@PRAHS.com

Westwicke Partners

Robert H. Uhl

Managing Director

858.356.5932

robert.uhl@westwicke.com

Forward-Looking Statements

This press release contains forward-looking statements that reflect, among other things, the Company’s current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements, market trends or industry results to differ materially from those expressed or implied by such forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may constitute forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Actual results may differ materially from the Company’s expectations due to a number of factors, including that most of the Company’s contracts may be terminated on short notice and that the Company may be unable to maintain large customer contracts or to enter into new contracts; the historical indications of the relationship of backlog to revenues may not be indicative of their future relationship; the market for the Company’s services may not grow as the Company expects; the Company may under price contracts or overrun its cost estimates, and if the Company is unable to achieve operating efficiencies or grow revenues faster than expenses, operating margins will be adversely affected; the Company may be unable to maintain information systems or effectively update them; customer or therapeutic concentration could harm the Company’s business; the Company’s business is subject to risks associated with international operations, including economic, political and other risks; government regulators or customers may limit the scope of prescription or withdraw products from the market, and government regulators may impose new regulations affecting the Company’s business; the Company may be unable to successfully develop and market new services or enter new markets; the Company’s failure to perform services in accordance with contractual requirements, regulatory standards and ethical considerations may subject it to significant costs or liability, damage its reputation and cause it to lose existing business or not receive new business; the Company’s services are related to treatment of human patients, and it could face liability if a patient is harmed; the Company has substantial indebtedness and may incur additional indebtedness in the future, which could adversely affect the Company’s financial condition; and other factors that are set forth in the Company’s filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K filed with the SEC on March 3, 2015. The Company undertakes no obligation to update any forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Use of Non-GAAP Financial Measures

This press release includes Adjusted EBITDA, Adjusted Gross Profit, Adjusted Income from Operations, Adjusted Net Income and Adjusted Net Income per share, each of which are financial measures not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these measures are more indicative of our operating results as they exclude certain items whose fluctuation from period-to-period do not necessarily correspond to changes in the operating results of our business. As a result, management and our board of directors regularly use EBITDA and Adjusted EBITDA as a tool in evaluating our operating and financial performance and in establishing discretionary annual bonuses. Adjusted EBITDA is also the basis for covenant compliance EBITDA, which is used in certain covenants in the credit agreement governing our senior secured credit facilities and the indenture governing the senior notes. In addition, management believes that EBITDA, Adjusted EBITDA, Adjusted Gross Profit, Adjusted Income from Operations and Adjusted Net Income (including diluted adjusted net income per share) facilitate comparisons of our operating results with those of other companies by backing out of GAAP net income items relating to variations in capital structures (affecting interest expense), taxation, and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. We believe that EBITDA, Adjusted EBITDA, Adjusted Gross Profit, Adjusted Income from Operations and Adjusted Net Income (including diluted adjusted net income per share) are frequently used by securities analysts, investors, and other interested parties in the evaluation of issuers, many of which also present EBITDA, Adjusted EBITDA, Adjusted Gross Profit, Adjusted Income from Operations and

Adjusted Net Income (including diluted adjusted net income per share) when reporting their results in an effort to facilitate an understanding of their operating results.

These non-GAAP financial measures have limitations as analytical tools, and you should not consider these measures in isolation, or as a substitute for analysis of our results as reported under GAAP.  Additionally, because not all companies use identical calculations, these presentations of EBITDA, Adjusted EBITDA, Adjusted Gross Profit, Adjusted Income from Operations and Adjusted Net Income (including diluted adjusted net income per share) may not be comparable to similarly titled measures of other companies.

EBITDA represents net income (loss) before interest, taxes, depreciation and amortization. Adjusted EBITDA and Adjusted Net Income (including diluted adjusted net income per share) represent EBITDA and net income (including diluted net income per share), respectively, adjusted to exclude management fees, stock-based compensation expense, loss on disposal of fixed assets, loss on modification or extinguishment of debt, foreign currency losses and gains, other (expense) income, equity in losses of unconsolidated joint ventures, transaction and acquisition-related costs, relocation costs, severance costs and restructuring charges, foreign research and development credits, non-cash rent adjustments and other one-time charges. Adjusted Net Income is also adjusted to exclude amortization of intangible assets and amortization of deferred financing costs. Adjusted Gross Profit is adjusted to exclude stock-based compensation expense included in direct costs and foreign research and development credits.  Adjusted Income from Operations is adjusted to exclude management fees, stock-based compensation expense, loss on disposal of fixed assets, transaction and acquisition-related costs, relocation costs, severance costs and restructuring charges, foreign research and development credits, non-cash rent adjustments, other one-time charges and amortization of intangible assets. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income (loss) or other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of our liquidity. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing our results as reported under GAAP. Some of these limitations are:

•                  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•                  EBITDA and Adjusted EBITDA do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•                  EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;

•                  EBITDA and Adjusted EBITDA do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•                  other companies in our industry may calculate EBITDA and Adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue:
Service revenue	$345,096	$320,063	$1,013,582	$942,837
Reimbursement revenue	58,414	57,274	171,354	146,786
Total revenue	403,510	377,337	1,184,936	1,089,623
Operating expenses:
Direct costs	212,808	215,746	651,646	644,275
Reimbursable out-of-pocket costs	58,414	57,274	171,354	146,786
Selling, general and administrative	63,091	63,432	182,831	180,281
Depreciation and amortization	19,762	23,903	58,217	73,140
Loss on disposal of fixed assets	256	8	451	9
Income from operations	49,179	16,974	120,437	45,132
Interest expense, net	(15,255)	(21,026)	(46,064)	(63,610)
Loss on modification of debt	—	—	—	(1,384)
Foreign currency gains, net	3,697	10,658	8,797	1,559
Other expense, net	(947)	(58)	(1,507)	(230)
Income (loss) before income taxes and equity in losses of unconsolidated joint ventures	36,674	6,548	81,663	(18,533)
Provision for (benefit from) income taxes	10,696	4,899	24,341	(6,619)
Income (loss) before equity in losses of unconsolidated joint ventures	25,978	1,649	57,322	(11,914)
Equity in losses of unconsolidated joint ventures, net of tax	(2,319)	(474)	(4,061)	(1,008)
Net income (loss)	$23,659	$1,175	$53,261	$(12,922)
Net income (loss) per share attributable to common stockholders:
Basic	$0.39	$0.03	$0.89	$(0.32)
Diluted	$0.37	$0.03	$0.84	$(0.32)
Weighted average common shares outstanding:
Basic	60,050	40,284	59,917	40,273
Diluted	63,504	42,072	63,082	40,273

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands, except share amounts)

(unaudited)

	September 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$48,438	$85,192
Restricted cash	5,482	6,337
Accounts receivable and unbilled services, net	400,453	338,781
Other current assets	84,948	58,413
Total current assets	539,321	488,723
Fixed assets, net	79,609	72,933
Goodwill	1,023,361	1,033,999
Intangible assets, net	553,029	600,910
Other assets	46,232	42,012
Total assets	$2,241,552	$2,238,577
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of borrowings under credit facilities	$20,000	$—
Accounts payable	55,263	39,100
Accrued expenses and other current liabilities	145,977	131,135
Advance billings	291,588	296,121
Total current liabilities	512,828	466,356
Long-term debt, net	909,427	948,537
Other long-term liabilities	126,246	146,869
Total liabilities	1,548,501	1,561,762
Stockholders’ equity:
Common stock, $0.01 par value, 1,000,000,000 authorized shares at September 30, 2015 and December 31, 2014; 60,203,935 and 59,814,444 issued and outstanding at September 30, 2015 and December 31, 2014, respectively	602	598
Additional paid-in-capital	826,650	821,411
Accumulated other comprehensive loss	(111,777)	(69,509)
Accumulated deficit	(22,424)	(75,685)
Total stockholders’ equity	693,051	676,815
Total liabilities and stockholders’ equity	$2,241,552	$2,238,577

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$53,261	$(12,922)
Adjustment to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	58,217	73,140
Amortization of debt issuance costs	4,822	4,378
Stock-based compensation	3,634	2,729
Unrealized foreign currency gains	(11,749)	(1,716)
Loss on modification of debt	—	1,384
Equity in losses of unconsolidated joint ventures, net of tax	4,061	1,008
Unrealized loss on derivatives	1,785	—
Deferred income taxes	(2,213)	(19,122)
Other reconciling items	981	677
Changes in operating assets and liabilities:
Accounts receivable, unbilled services and advanced billings	(66,640)	(76,629)
Other operating assets and liabilities	26,043	28,532
Net cash provided by operating activities	72,202	1,459
Cash flows from investing activities:
Purchase of fixed assets	(26,035)	(18,992)
Proceeds from RPS working capital settlement	—	15,000
Proceeds from CRI working capital settlement	—	851
Cash paid to terminate interest rate swaps	(32,907)	—
Investment in unconsolidated joint ventures	(23,000)	—
Acquisition of Value Health Solutions Inc.	(543)	—
Proceeds from the sale of fixed assets	44	—
Payment of ClinStar, LLC working capital settlement	(1,693)	—
Payment of amounts held in escrow	—	(787)
Net cash used in investing activities	(84,134)	(3,928)
Cash flows from financing activities:
Repayment of long-term debt	(40,000)	(6,675)
Borrowings on line of credit	65,000	65,000
Repayments on line of credit	(45,000)	(75,000)
Proceeds from stock option exercises	27	33
Proceeds from common stock issued	—	102
Payment of acquisition-related contingent consideration	(2,000)	(1,589)
Payments for common stock issuance costs	(525)	—
Net cash used in financing activities	(22,498)	(18,129)
Effects of foreign exchange changes on cash and cash equivalents	(2,324)	(2,303)
Change in cash and cash equivalents	(36,754)	(22,901)
Cash and cash equivalents, beginning of period	85,192	72,155
Cash and cash equivalents, end of period	$48,438	$49,254

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net income (loss)	$23,659	$1,175	$53,261	$(12,922)
Depreciation and amortization	19,762	23,903	58,217	73,140
Interest expense, net	15,255	21,026	46,064	63,610
Provision for (benefit from) income taxes	10,696	4,899	24,341	(6,619)
EBITDA	69,372	51,003	181,883	117,209
Management fees (a)	—	526	—	1,576
Stock-based compensation expense (b)	1,614	969	3,634	2,729
Loss on disposal of fixed assets, net (c)	256	8	451	9
Loss on modification of debt (d)	—	—	—	1,384
Foreign currency gains, net (e)	(3,697)	(10,658)	(8,797)	(1,559)
Other expense, net (f)	947	58	1,507	230
Equity in losses of unconsolidated joint ventures, net of tax	2,319	474	4,061	1,008
Foreign research and development credits (g)	(8,496)	—	(8,496)	—
Transaction and acquisition related costs (h)	(33)	4,096	184	6,267
Lease termination expense (i)	318	—	2,916	—
Severance and restructuring charges (j)	1,635	17	1,789	2,004
Non-cash rent adjustment (k)	1,286	478	2,854	1,279
Other one-time charges (l)	1,077	46	1,673	77
Adjusted EBITDA	$66,598	$47,017	$183,659	$132,213

Net income (loss)	$23,659	$1,175	$53,261	$(12,922)
Amortization of intangible assets	14,330	17,915	42,572	56,345
Amortization of deferred financing costs	1,536	1,485	4,822	4,378
Management fees (a)	—	526	—	1,576
Stock-based compensation expense (b)	1,614	969	3,634	2,729
Loss on disposal of fixed assets, net (c)	256	8	451	9
Loss on modification of debt (d)	—	—	—	1,384
Foreign currency gains, net (e)	(3,697)	(10,658)	(8,797)	(1,559)
Other expense, net (f)	947	58	1,507	230
Equity in losses of unconsolidated joint ventures, net of tax	2,319	474	4,061	1,008
Foreign research and development credits (g)	(8,496)	—	(8,496)	—
Transaction and acquisition-related costs (h)	(33)	4,096	184	6,267
Lease termination expense (i)	318	—	2,916	—
Severance and restructuring charges (j)	1,635	17	1,789	2,004
Non-cash rent adjustment (k)	1,286	478	2,854	1,279
Other one-time charges (l)	1,077	46	1,673	77
Total adjustments	13,092	15,414	49,170	75,727
Tax effect of total adjustments (m)	(3,538)	(2,408)	(13,691)	(26,020)
Adjusted net income	$33,213	$14,181	$88,740	$36,785

Diluted weighted average common shares outstanding	63,504	42,072	63,082	41,129
Adjusted net income per diluted share	$0.52	$0.34	$1.41	$0.89

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES, CONTINUED

(in thousands, except per share data)

(unaudited)

	Three		Three	Nine		Nine
	Months		Months	Months		Months
	Ended		Ended	Ended		Ended
	September 30,		September 30,	September 30,		September 30,
	2015		2015	2015		2015
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted

Revenue:
Service revenue	$345,096	$—	$345,096	$1,013,582	$—	$1,013,582
Reimbursement revenue	58,414	—	58,414	171,354	—	171,354
Total revenue	403,510	—	403,510	1,184,936	—	1,184,936
Operating expenses:
Direct costs	212,808	8,111	220,919	651,646	7,684	659,330
Reimbursable out-of-pocket costs	58,414	—	58,414	171,354	—	171,354
Selling, general and administrative	63,091	(5,512)	57,579	182,831	(12,238)	170,593
Depreciation and amortization	19,762	(14,330)	5,432	58,217	(42,572)	15,645
Loss on disposal of fixed assets	256	(256)	—	451	(451)	—
Income from operations	49,179	11,987	61,166	120,437	47,577	168,014
Interest expense, net	(15,255)	1,536	(13,719)	(46,064)	4,822	(41,242)
Foreign currency gains, net	3,697	(3,697)	—	8,797	(8,797)	—
Other expense, net	(947)	947	—	(1,507)	1,507	—
Income before income taxes and equity in losses of unconsolidated joint ventures	36,674	10,773	47,447	81,663	45,109	126,772
Provision for income taxes	10,696	3,538	14,234	24,341	13,691	38,032
Income before equity in losses of unconsolidated joint ventures	25,978	7,235	33,213	57,322	31,418	88,740
Equity in losses of unconsolidated joint ventures, net of tax	(2,319)	2,319	—	(4,061)	4,061	—
Net income	$23,659	$9,554	$33,213	$53,261	$35,479	$88,740
Net income per share attributable to common stockholders:
Diluted	$0.37		$0.52	$0.84		$1.41
Weighted average common shares outstanding:
Diluted	63,504		63,504	63,082		63,082

(a)         We have historically paid management fees to affiliates of our investors. These fees terminated upon completion of the IPO.

(b)         Stock-based compensation expense represents the amount of non-cash expense related to the Company’s equity compensation programs.

(c)          Loss on disposal of fixed assets represents the costs incurred in connection with the sale or disposition of fixed assets, primarily IT equipment and furniture and fixtures. We exclude these losses from Adjusted EBITDA and Adjusted Net Income because they result from investing decisions rather than from decisions made related to our ongoing operations.

(d)         Loss on modification of debt relates to costs incurred in connection with changes to our long-term debt.  We exclude these losses from Adjusted EBITDA and Adjusted Net Income because they result from financing decisions rather than from decisions made related to our ongoing operations.

(e)          Foreign currency (losses) gains, net primarily relates to gains or losses that arise in connection with the revaluation of short-term inter-company balances between our domestic and international subsidiaries. In addition, this amount includes gains or losses from foreign currency transactions, such as those resulting from the settlement of third-party accounts receivable and payables denominated in a currency other than the local currency of the entity making the payment. We exclude these gains and losses from Adjusted EBITDA and Adjusted Net Income because they result from financing decisions rather than from decisions made related to our ongoing operations and because fluctuations from period-to-period do not necessarily correspond to changes in our operating results.

(f)          Other (expense) income, net represents income and expense that are non-operating and whose fluctuations from period-to-period do not necessarily correspond to changes in our operating results.

(g)        The foreign research and development credits are the result of a comprehensive analysis we have been performing across the organization to determine whether expenditures incurred qualify as research and development as defined by the respective jurisdiction.  The amounts recorded in this line item represent amounts recorded in the current period that related to a prior period.

(h)       Transaction and acquisition-related costs primarily relate to costs incurred in connection with due diligence performed in connection with contemplated acquisitions; the closing of the acquisition of PRA by KKR (“KKR Transaction”), the PRA acquisition of RPS Parent Holding Corp. (“RPS”), the PRA acquisition of CRI Holding Company, LLC (“CRI LifeTree”) and the PRA acquisition of ClinStar, LLC (“ClinStar”); and the integration of ClinStar, RPS and CRI LifeTree acquisitions. The integration costs primarily consist of professional fees, rebranding costs, the elimination of redundant facilities and any other costs incurred directly related to the integration of these acquisitions.

(i)            Lease termination expenses represent charges incurred in connection with the termination of leases at locations that are no longer being used by the Company.

(j)           Severance and restructuring charges represent amounts incurred in connection with the elimination of redundant positions within the organization, including positions eliminated in connection with the KKR Transaction and the acquisitions of ClinStar, RPS and CRI Lifetree.

(k)        We have escalating leases that require the amortization of rent expense on a straight-line basis over the life of the lease. The non-cash rent adjustment represents the difference between rent expense recorded in the consolidated statement of operations and the amount of cash actually paid.

(l)             Represents charges incurred that are not considered part of our core operating results.

(m)    Represents the tax effect of the total adjustments at our estimated effective tax rate.

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